Consent of Independent Auditors



                         Consent of Independent Auditors



We consent to the reference to our firm under the captions "Independent Auditors" and to the use of our reports dated February 9, 2001 with respect to Principal Life Insurance Company Separate Account B and February 2, 2001 with respect to Principal Life Insurance Company, in the Registration Statement (Post-Effective Amendment No. 16 to Form N-4 No. 33-44670) and related Prospectus of Principal Life Insurance Company Separate Account B Premier Variable (A Group Variable Annuity Contract for Employer-Sponsored Qualified and Non-Qualified Retirement Plans).



/s/ Ernst & Young LLP


Des Moines, Iowa
April 24, 2001